Exhibit 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization
AAA Aircraft Supply LLC	100%	Delaware
A-1 Wire Tech Inc	100%	Illinois
Advanced Forming Technology Inc	100%	Colorado
AETC Limited	100%	United Kingdom
AFT Europa-Advanced Forming Technology Limited	100%	Hungary
AF Aerospace Limited	100%	United Kingdom
Airdrome Parts Co Limited	100%	United Kingdom
Alexander Socket Screws Limited	100%	United Kingdom
Arcturus Manufacturing Corporation	100%	California
Avibank Mfg Inc	100%	Delaware
Avibank Services LLC	85%	Delaware
Caledonian Alloys (Tianjin) Ltd	100%	China
Caledonian Alloys France SAS	100%	France
Caledonian Alloys Group Ltd	100%	United Kingdom
Caledonian Alloys (Canada) Ltd	100%	Canada
Caledonian Alloys Inc	100%	South Carolina
Caledonian Alloys Ltd	100%	United Kingdom
Caledonian Alloys s.r.o.	100%	Czech Republic
Caley Group Ltd	100%	United Kingdom
Cameron Forged Products Limited	100%	United Kingdom
Cannon Muskegon Corporation	100%	Michigan
Carlton Forge Works	100%	California
Carmet Investors Inc	100%	Georgia
Chengde Pipe Hong Kong Limited	100%	Hong Kong
Chevron Aerospace Group Limited	100%	United Kingdom
Chevron Aersostructures Limited	100%	United Kingdom
Cometal SAS	100%	France
Daido Special Metals Limited	50%	Japan
Environment One Corporation	100%	New York
Fatigue Technology Inc	100%	Washington
Fatigue Technology International Corp	100%	Washington
FTI Manufacturing Inc	100%	Washington
General Valve Company Ltd	100%	United Kingdom
Greengrove Welding Wires Limited	100%	United Kingdom
Greenville Metals Inc	100%	Pennsylvania
Hackney Ladish Holding Corp	100%	Delaware
Hackney Ladish Inc	100%	Delaware
Hamilton Aviation Inc	100%	Oregon
Hi-Life Tools (UK) Limited	100%	United Kingdom
Hi-Life ULMA Srl	100%	Italy
Howell Penncraft Inc	100%	Delaware
Huntington Alloys Canada Ltd	100%	Canada
Huntington Alloys Corporation	100%	Delaware
Huntington Revert LLC	100%	Delaware

Incotherm Limited	100%	United Kingdom
International Extruded Products LLC	100%	New York
J&L Fiber Services Inc	100%	Wisconsin
Kadimi Tool Mfg. Co. PVT Limited	50%	India
Metalac Fasterners Inc	100%	Illinois
Metalac S.A. Industria E Comercio	100%	Brazil
Metalac SPS Industria E Comercio, Ltda	100%	Brazil
NSS Technologies Inc	100%	Michigan
Nutt-Shell Company	100%	California
Oregon Plasma Melting	50%	Oregon
Otto Vogeli Industriearmaturen GmbH	100%	Germany
PCC Airfoils S.A. de C.V.	100%	Mexico
PCC Airfoils LLC	100%	Ohio
PCC Business Trust	100%	Massachusetts
PCC CP-I LLC	100%	Oregon
PCC CP-II LLC	100%	Oregon
PCC CZ s.r.o.	100%	Czech Republic
PCC European Holdings Sarl	100%	Luxembourg
PCC Finance Luxembourg Sarl	100%	Luxembourg
PCC Flow Technologies GmbH	100%	Germany
PCC Flow Technologies Holdings Inc	100%	Delaware
PCC Flow Technologies Inc	100%	Delaware
PCC Flow Technologies Limited	100%	United Kingdom
PCC Flow Technologies Penberthy Canada Inc	100%	Delaware
PCC France S.a.r.l.	100%	France
PCC Johns Landing LLC	100%	Delaware
PCC Luxembourg Holdings LLC	100%	Delaware
PCC Luxembourg Holdings SCS	100%	Luxembourg
PCC Specialty Products Inc	100%	Delaware
PCC Structurals Inc	100%	Oregon
Precision Founders Inc	100%	California
Precision MO Corp	100%	Oregon
Precision PL Corp	100%	Oregon
Reisner Metals Inc	100%	California
Shur-Lok International S.A.	100%	Belgium
SMW Holdings Limited	100%	United Kingdom
SPS Aerostructures Limited	100%	United Kingdom
SPS Asia Limited	100%	Hong Kong
SPS Chevron Limited	100%	United Kingdom
SPS (China) Co., Limited	100%	China
SPS International	100%	Taiwan
SPS International Investment Co	100%	Delaware
SPS International Limited	100%	Ireland
SPS International S.a.r.l.	100%	Luxembourg
SPS International Trading (Shanghai) Co. Ltd	100%	China
SPS Technologies (Australia) Pty Ltd	100%	Australia
SPS Technologies Limited	100%	United Kingdom
SPS Technologies LLC	100%	Pennsylvania
SPS Technologies Trading Limited	100%	United Kingdom
SPS Technologies Trading Pte. Limited	100%	Singapore

SPS Technologies Waterford Company	100%	Michigan
SPS Unbrako K.K.	100%	Japan
Special Metals Corporation	100%	Delaware
Special Metals Deutschland Limited	100%	United Kingdom
Special Metals Pacific PTE Limited	100%	Singapore
Special Metals Services BV	100%	Netherlands
Special Metals Services Limited	100%	United Kingdom
Special Metals Wiggin Limited	100%	United Kingdom
Special Metals Wiggin Trustees Limited	100%	United Kingdom
T.J. Brooks Ltd	100%	United Kingdom
Thistle Processing LLC	100%	Delaware
Unbrako Limited	100%	United Kingdom
Unbrako LLC	100%	Delaware
Unbrako Mexicana S.A. de C.V.	100%	Mexico
Unbrako Products (Singapore) Pte. Ltd	100%	Singapore
Unbrako Schrauben GmbH	100%	Germany
Western Aerospace Limited	100%	Australia
Western Australian Specialty Alloys Pty. Limited	100%	Australia
Wyman Gordon de Mexico S. de R.L. de C.V.	100%	Mexico
Wyman Gordon Forgings (Cleveland) Inc	100%	Ohio
Wyman Gordon Company	100%	Massachusetts
Wyman Gordon Composites Technologies Inc	100%	California
Wyman Gordon Forgings Inc	100%	Delaware
Wyman Gordon Investment Castings Inc	100%	Delaware
Wyman Gordon Limited	100%	United Kingdom
Wyman Gordon (Lincoln) Limited	100%	United Kingdom
Wyman Godon Monterrey S. de R.L. de C.V.	100%	Mexico
Wyman Gordon s.r.o.	100%	Czech Republic
Wyman Gordon SC Inc	100%	California
Wyman Gordon Washington Street LLC	100%	Delaware
Vent-Tek Designs LLC	50%	Delaware
Yangzhou Chengde Steel Tube Co. LTD	49%	Hong Kong